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NATIONAL CITY                                          NATIONAL CITY CORPORATION
Corporation                                            National City Center
                                                       Post Office Box 5756
                                                       Cleveland, OH 44101-0756
                                                       216 575 2000


FOR MORE INFORMATION CONTACT:

                        Thomas A. Richlovsky
                        Senior Vice President & Treasurer
                        (216) 575-2126

                        Janis E. Lyons
                        Vice President, Investor Relations
                        (216) 575-3329


NATIONAL CITY CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM

        CLEVELAND, Ohio--February 27, 1995--National City Corporation's Board of Directors has authorized the purchase, in the open market or otherwise, of up to 2.5 million additional shares of the Corporation's issued and outstanding common stock, subject to a purchase limit of $75 million.
        All common shares purchased under this authorization will be held as Treasury shares for reissue in connection with the Corporation's stock option plans, acquisitions and for general corporate purposes. The shares will be acquired in accordance with the applicable regulations of the Securities and Exchange Commission.
        The existing 10 million common share authorization, announced in July, 1994, will remain in force. As of February 24, 1995, 5.9 million shares had been repurchased under this program.
        National City Corporation (NYSE: NCC) is a $32 billion diversified financial service company headquartered in Cleveland, Ohio. National City operates banks and other financial service subsidiaries principally in Ohio, Kentucky and Indiana.

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